Exhibit 10.1

CHRISTOPHER & BANKS CORPORATION
2013 DIRECTORS’ EQUITY INCENTIVE PLAN

SECTION 1.
PURPOSE

Christopher & Banks Corporation, a Delaware corporation (the “Company”), hereby adopts the Christopher & Banks Corporation 2013 Directors’ Equity Incentive Plan (the “Plan”).  The purpose of the Plan is to promote the long-term growth and financial success of the Company by aiding in attracting, motivating and retaining experienced and highly qualified individuals for service as non-employee directors on the Company’s Board of Directors.  The Plan is intended to assist in promoting a stronger alignment of interest between the Company’s non-employee directors and its stockholders.

SECTION 2.
DEFINITIONS

As used in the Plan, the following terms shall have the meanings indicated below:

“Affiliate(s)” shall mean a Parent or Subsidiary of the Company.

“Annual Grant” shall have the meaning given in Section 5(a).

“Award” shall mean any grant of an Option, a Restricted Stock Award or a Restricted Stock Unit Award.

“Award Agreement” shall mean the agreement or agreements, in such form as is approved by the Board or Committee, between the Company and an Eligible Director pursuant to which an Award is granted and which specifies the terms and conditions of that Award, which terms may vary from Award to Award.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall mean:

(a)the occurrence of an acquisition by an individual, entity or group (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of a percentage of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (but excluding (i) any acquisition directly from the Company (other than an acquisition by virtue of the exercise of a conversion privilege of a security that was not acquired directly from the Company), (ii) any acquisition by the Company or an Affiliate and (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate) (an “Acquisition”) that is thirty percent (30%) or more of the Company’s then outstanding voting securities;

(b)at any time during a period of two (2) consecutive years or less, individuals who, at the beginning of such period, constitute the Board (and any new directors whose election to the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was so approved) cease, for any reason (except for death, disability or voluntary retirement), to constitute a majority thereof;

(c)the consummation of a merger, consolidation, reorganization or similar corporate transaction, whether or not the Company is the surviving company in such transaction, other than a merger, consolidation, or reorganization that would result in the Persons who are beneficial owners of the Company’s voting securities outstanding immediately prior thereto continuing to beneficially own, directly or indirectly, in substantially the same proportions, at least fifty percent (50%) of the combined voting power of the Company’s voting securities (or the voting securities of the surviving entity) outstanding immediately after such merger, consolidation or reorganization;

(d)the sale or other disposition of all or substantially all of the assets of the Company; or

(e)the approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

“Committee” shall mean a committee of two or more directors of the Board who shall be appointed by and serve at the pleasure of the Board, and which shall be authorized by the Board to administer the terms and conditions of the Plan.  Each of the members of the Committee shall be an Eligible Director.

“Common Stock” shall mean the authorized and issuable common stock, par value $0.01 per share, of the Company.

“Discretionary Grants” shall have the meaning given in Section 5(b).

“Eligible Director” and “Eligible Directors” shall mean only those members of the Board who are not officers or employees of the Company or any Affiliate of the Company.

“Fair Market Value” of one share of Common Stock as of any date shall mean (a) if the Common Stock is listed on the New York Stock Exchange or any other established stock exchange, the price of one share of Common Stock at the close of the regular trading session of such market or exchange on such date, as reported by The Wall Street Journal or a comparable reporting service, or, if no sale of shares of Common Stock shall have occurred on such date, on the next preceding date on which there was a sale of shares of Common Stock; (b) if the Common Stock is not so listed on the New York Stock Exchange or any other established stock exchange, the average of the closing “bid” and “asked” prices quoted by the OTC Bulletin Board, the National Quotation Bureau, or any comparable reporting service on such date or, if there are no quoted “bid” and “asked” prices on such date, on the next preceding date for which there are such quotes for a share of Common Stock; or (c) if the Common Stock is not publicly traded as of such date, the per share value of the Common Stock, as determined by the Board, or any duly authorized Committee of the Board, in its sole discretion, by applying principles of valuation with respect thereto.

The “Internal Revenue Code” or “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Option” shall mean a nonqualified stock option granted pursuant to the Plan.

“Parent” shall mean any corporation which owns, directly or indirectly, fifty percent (50%) or more of the total voting power of the Company’s Common Stock.

“Participant” shall mean an Eligible Director who has been granted an Award.

“Plan” shall have the meaning set forth in Section 1.

“Restricted Stock Award” or “Restricted Stock Unit Award” shall mean any grant of restricted shares of Common Stock or the grant of any restricted stock units pursuant to the Plan.

“Section 409A” shall mean Section 409A of the Code, as amended from time to time, and the rules, regulations and guidance thereunder (or any successor provision thereto) issued from time to time.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiary” shall mean any corporation, limited liability company, partnership or other legal entity of which fifty percent (50%) or more of the total voting power of such entity’s outstanding equity is owned, directly or indirectly, by the Company.

SECTION 3.
ADMINISTRATION

The Plan shall be administered by the Board, or a duly constituted and authorized Committee thereof.  In the event the Board appoints a Committee as provided hereunder, any action of the Committee with respect to the administration of the Plan shall be taken pursuant to a majority vote of the Committee members at a duly called meeting or pursuant to the written resolution of all Committee members.

SECTION 4.
SHARES AVAILABLE FOR ISSUANCE

(a)Shares Available.  The shares of stock issuable under this Plan shall consist of authorized but unissued shares of Common Stock.  One Million (1,000,000) shares of Common Stock shall be reserved and available for Awards under the Plan; provided, however, that the total number of shares of Common Stock reserved for Awards under this Plan shall be subject to adjustment as provided in Section 8(a) of the Plan.  The following shares of Common Stock shall continue to be reserved and available for Awards granted pursuant to the Plan:  any shares underlying an outstanding Award that expires for any reason, or otherwise terminates, without the issuance of shares of Common Stock being made thereunder, including (i) any portion of an outstanding Option that is terminated or cancelled prior to exercise, and (ii) any portion of an Award that is terminated or cancelled prior to the lapsing of the risks of forfeiture applicable to such Award, or forfeited and returned to the Company for failure to satisfy vesting requirements or other conditions of the Award.

(b)Share Counting.  For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase shares of Common Stock, the number of shares of Common Stock covered by such Award or to which such Award relates shall be counted, in accordance with this Section 8, on the date of grant of such Award against the aggregate number of shares of Common Stock available for Awards under the Plan.  With respect to any Award, the number of shares of Common Stock available for Awards under the Plan shall be reduced by one share of Common Stock for each share of Common Stock covered by such Award or to which such Award relates.

(c)Limits on Awards in any Calendar Year.  The maximum number of shares of Common Stock subject to all Awards, in the aggregate, granted to any Eligible Director in any calendar year (including shares issuable upon exercise or vesting of such Award) in the aggregate shall not exceed 50,000 shares, and the maximum aggregate Fair Market Value of Awards (based on the Fair Market Value on the date of grant which, for purposes of valuing Options, shall mean the relevant Black-Scholes value on such date) issued to any one Eligible Director in any calendar year shall not exceed $100,000 in the aggregate.  Notwithstanding the above limitations in this Section 4(c), the maximum number of shares of Common Stock subject to all Awards, in the aggregate, granted to the Chair of the Board, who must also be an Eligible Director to receive an Award, (“Chair”) in any calendar year (including shares issuable upon exercise or vesting of such Award) shall not exceed 75,000 shares, and the maximum aggregate Fair Market Value of Awards (based on the Fair Market Value on the date of grant which, for purposes of valuing Options, shall mean the relevant Black-Scholes value on such date) issued to the Chair in any calendar year shall not exceed $150,000 in the aggregate.

SECTION 5.
AWARDS

(a)Annual Grant. Each year following the close of business on the date of the Company’s annual stockholders meeting (the “Meeting”) and the adjournment of the Meeting, each individual elected, re-elected or continuing as a Non-Employee Director automatically will receive, in consideration for service as a director, an Award (whether in the form of an Option, shares of Restricted Stock or Restricted Stock Units, or some combination thereof) having the number of shares of Common Stock as determined by the Board or Committee, subject to Section 4(c) hereof (the “Annual Grant”).

(b)Discretionary Grants. An Eligible Director may be granted one or more Awards under the Plan (the “Discretionary Grants”) in addition to the Annual Grant(s), including, but not limited to, a pro rata Annual Grant in connection with such Eligible Director’s initial election or appointment to the Board. Discretionary Grants will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Board or Committee in its sole discretion.

(c)Vesting of Awards. The Committee may impose such restrictions or conditions, not inconsistent with the provisions of the Plan, to the vesting of such Awards as it deems appropriate, including, without limitation, that the Participant remain in the continuous service of the Company for a certain period.  Unless otherwise stated in an agreement evidencing an Award, an Award of Options shall vest and become exercisable, subject to the other terms of the Plan, on the first anniversary of the date of grant, and an Award of shares of Restricted Stock or Restricted Stock Units shall vest, subject to the other terms of the Plan, on the first anniversary of the date of grant.

(d)Rights as a Stockholder. Except as otherwise may be provided in the Award Agreement evidencing an Award of Restricted Stock, a Participant will have all voting, dividend, liquidation and other rights with respect to shares of Restricted Stock upon the Participant becoming the holder of record of such shares as if such Participant were a holder of record of shares of unrestricted Common Stock. A Participant will have no voting, dividend, liquidation or other rights with respect to shares of Common Stock subject to the Participant’s Options or RSUs until the Participant becomes the holder of record of such shares.

SECTION 6.
TERMS AND CONDITIONS OF OPTIONS

Each Option granted pursuant to this Section 6 shall be evidenced by an Award Agreement.  The Award Agreement may vary from Participant to Participant, but shall contain the following terms and conditions, in addition to those described in Section 5:

(a)Number of Shares and Option Price.  The Award Agreement shall state the total number of shares of Common Stock covered by the Option.  The Option price per share shall be equal to at least one hundred percent (100%) of the Fair Market Value of one share of Common Stock on the date that the Option is granted.

(b)Term and Exercisability of Option.  The term during which any Option granted under the Plan may be exercised shall not be longer than ten years.  The Award Agreement shall state when the Option becomes exercisable and shall also state the maximum term during which the Option may be exercised.

(c)Payment for Exercise of Options.  Participants may pay for shares upon exercise of Options: (i) in cash or by cash equivalent acceptable to the Board or Committee; (ii) by having the Company withhold a portion of the shares of Common Stock otherwise to be delivered upon exercise of the Option having an aggregate Fair Market Value on such date equal to the exercise price; (iii) through an open-market, broker-assisted sales transaction pursuant to which the Company is promptly delivered the amount of proceeds necessary to satisfy the exercise price; or (iv) by a combination of the methods described above, as approved by the Board or Committee.

(d)Transferability.  No right or interest of any Participant in shares subject to an Award of Options prior to the exercise of such Option will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise.

(e)No Obligation To Exercise Option.  The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

(f)Repricing Prohibited.  Subject to the anti-dilution adjustment provisions contained in Section 8 hereof, without the prior approval of the Company’s stockholders, evidenced by a majority of votes cast at a duly called meeting, neither the Board nor any Committee shall cause the cash purchase or buyout of an Option; the cancellation, substitution or amendment of an Option that would have the effect of reducing the exercise price of such an Option previously granted under the Plan; or otherwise approve any modification to such an Option that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the New York Stock Exchange.

(g)Other Provisions.  The Option Agreement authorized under this Section 6 shall contain such other provisions as the Board or Committee shall deem advisable.

SECTION 7.
TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS

Each Restricted Stock Award or Restricted Stock Unit Award granted pursuant to the Plan shall be evidenced by an Award Agreement.  The Award Agreement may vary from Participant to Participant, but shall contain the following terms and conditions, in addition to those described in Section 5:

(a)Number of Shares.  The Award Agreement shall state the total number of shares of Common Stock covered by the Restricted Stock Award or Restricted Stock Unit Award.

(b)Risks of Forfeiture.  The Award Agreement shall set forth the risks of forfeiture, if any, which shall apply to the shares of Common Stock covered by the Restricted Stock Award or Restricted Stock Unit Award, and shall specify the manner in which such risks of forfeiture shall lapse.  The Board or Committee may, in its sole discretion, modify the manner in which such risks of forfeiture shall lapse but only with respect to those shares of Stock which are restricted as of the effective date of the modification.

(c)Issuance of Shares; Legend.

(i)With respect to a Restricted Stock Award, the Company shall cause to be issued a stock certificate representing such shares of Stock in the Participant’s name, and shall hold such certificate as custodian for the Participant until the risks of forfeiture applicable to the certificate have lapsed, at which time the Company shall deliver the certificate to the Participant.  The Company shall place a legend on such certificate describing the risks of forfeiture and other transfer restrictions set forth in the Participant’s Restricted Stock Agreement and providing for the cancellation of such certificate if the shares of Stock subject to the Restricted Stock Award are forfeited.  To enforce such restrictions, the Board or Committee may require the Participant, until the restrictions have lapsed, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent, or to maintain evidence of stock ownership, together with duly endorsed stock powers, in a certificateless book-entry stock account with the Company’s transfer agent.

(ii)With respect to a Restricted Stock Unit Award, as the risks of forfeiture on the restricted stock units lapse, the Participant shall be entitled to payment of the restricted stock units.  The Board or Committee shall, in satisfaction of such restricted stock units, cause either (i) to be issued one or more stock certificates in the Participant’s name and shall cause such certificates to be delivered to the Participant, or (ii) to be electronically entered in book-entry format such number of shares of Common Stock in the Participant’s name.  Until the risks of forfeiture on the restricted stock units have lapsed, the Participant shall not be entitled to vote any shares of Common Stock which may be acquired through the restricted stock units, shall not receive any dividends attributable to such shares, and shall not have any other rights as a stockholder with respect to such shares.

(d)Nontransferability.  No Restricted Stock Award or Restricted Stock Unit Award shall be transferable, in whole or in part, by the Participant, other than by will or by the laws of descent and distribution, prior to the date the risks of forfeiture described in the Award Agreement have lapsed.  If the Participant shall attempt any transfer of any Restricted Stock Award or Restricted Stock Unit Award granted under the Plan prior to such date, such transfer shall be void and the Restricted Stock Award or Restricted Stock Unit Award shall terminate.  A Participant will be entitled to designate a beneficiary to receive shares of Restricted Stock or Restricted Stock Units upon such Participant’s death and, in the event of such Participant’s death, settlement of any Restricted Stock or Restricted Stock Units will be made to such beneficiary. If a deceased Participant has failed to designate a beneficiary, or if a beneficiary designated by the Participant fails to survive the Participant, settlement of any Restricted Stock or Restricted Stock Units will be made to the Participant’s legal representatives, heirs, devisees and legatees. If a deceased Participant has designated a beneficiary and such beneficiary survives the Participant but dies before complete settlement of his or her Awards, then such settlement will be made to the legal representatives, heirs, devisees and legatees of the beneficiary.

(e)Other Provisions.  The Award Agreement authorized under this Section 7 shall contain such other provisions as the Board or Committee shall deem advisable.

SECTION 8.
RECAPITALIZATION, SALE, MERGER, EXCHANGE
OR LIQUIDATION

(a)Stock Dividends, Splits, etc.  In the event of an increase or decrease in the number of shares of Common Stock resulting from a stock dividend, stock split, reverse split, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, the number of shares of Stock reserved under Section 4(a) hereof, the number of shares of Common Stock covered by each outstanding Award and the exercise price per share thereof, if applicable, shall be appropriately adjusted to reflect such change.  Additional shares of Common Stock which may become covered by the Award pursuant to such adjustment shall be subject to the same restrictions as are applicable to the shares with respect to which the adjustment relates.

(b)Change in Control Events.  Unless otherwise provided in the agreement evidencing an Award, in the event of a Change in Control, the Board may provide for one or more of the following:

(i)the equitable acceleration of the exercisability of any outstanding Options, or the lapsing of the risks of forfeiture on any Restricted Stock Awards or Restricted Stock Unit Awards;

(ii)the complete termination of this Plan, the cancellation of outstanding Options not exercised prior to a date specified by the Board (which date shall give Participants a reasonable period of time in which to exercise such Option prior to the effectiveness of such transaction), and the cancellation of any Restricted Stock Awards or Restricted Stock Unit Awards for which the risks of forfeiture have not lapsed;

(iii)that Participants holding outstanding Options receive, with respect to each share of Common Stock subject to such Option, as of the effective date of any such transaction, shares of Common Stock or shares of stock of any corporation succeeding the Company by reason of such transaction with a value equal to the excess of the Fair Market Value of the shares of Common Stock subject to such Option on the date immediately preceding the effective date of such transaction over the exercise price per share of such Options;

(iv)that Participants holding outstanding Restricted Stock Awards or Restricted Stock Unit Awards receive, with respect to each share of Common Stock subject to such Awards, as of the effective date of any such transaction, shares of Common Stock or shares of stock of any corporation succeeding the Company by reason of such transaction with a value equal to the Fair Market Value of the shares of Common Stock subject to such Awards on the date immediately preceding the effective date of such transaction;

(v)the continuance of the Plan with respect to the exercise of Options which were outstanding as of the date of adoption by the Board of such plan for such transaction and the right to exercise such Options as to an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction; and

(vi)the continuance of the Plan with respect to Restricted Stock Awards or Restricted Stock Unit Awards for which the risks of forfeiture have not lapsed as of the date of adoption by the Board of such plan for such transaction and the right to receive an equivalent number of shares of stock of the corporation succeeding the Company by reason of such transaction.

(c)Additional Conditions.  The Board may condition any acceleration of exercisability or other right to which Participant is not entitled upon any additional agreements from Participant, including, without limitation, a Participant agreeing to additional restrictive covenants (e.g., confidentiality, noncompetition, non-solicitation, non-circumvention, continued service as a director, etc.).

(d)Other Limitations.  The Board may restrict the rights of or the applicability of this Section 8 to the extent necessary to comply with Section 16(b) of the Securities Exchange Act of 1934, the Internal Revenue Code or any other applicable law or regulation.  The grant of an Award pursuant to the Plan shall not limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge, exchange or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9.
SECURITIES LAWS AND OTHER RESTRICTIONS

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, a Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Awards granted under the Plan, unless:  (a) there is in effect with respect to such shares a registration statement under the Securities Act, and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Board or Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities laws or other restrictions.

SECTION 10.
EFFECT OF TERMINATION OF SERVICE

(a)Termination Due to Death or Disability.  In the event a Participant’s ceases to be a member of the Board by reason of his or her death or Disability, all Options that are not then exercisable, and all shares of Restricted Stock and RSUs then held by or credited to the Participant that have not vested, as of such date will become immediately exercisable or vested, as applicable.

(b)Termination for Reasons Other than Death or Disability.  Subject to Sections 10(c) of the Plan, in the event a Participant ceases to be a member of the Board for any reason other than death or Disability, all Options that are not then exercisable, and all shares of Restricted Stock and RSUs then held by or credited to the Participant that have not vested, as of such termination will be forfeited.

(c)Modification of Rights Upon Termination. Notwithstanding the terms of Section 10(b), upon a Participant’s ceasing to be a member of the Board, the Board or Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, but prior to such cessation), cause one or more Options to become exercisable, and one or more shares of Restricted Stock or RSUs then held by or credited to such Participant to vest and/or continue to vest following such cessation of membership on the Board, in each case in the manner determined by the Board or Committee and in each case, consistent with the requirement under Section 13(b) that such Award remain exempt from Section 409A.

SECTION 11.
AMENDMENT OF THE PLAN

The Board may from time to time, insofar as permitted by law, suspend or discontinue the Plan or revise or amend it in any respect; provided, however, that no such revision or amendment, except as is authorized in Section 8, shall impair the terms and conditions of any Award which is outstanding on the date of such revision or amendment to the material detriment of the Participant without the consent of the Participant, except to the extent taken in conformity with the terms of any of Sections 8 or 12 of this Plan.  Notwithstanding the foregoing, no such revision or amendment shall be effective without the approval of the stockholders of the Company if such approval is required for compliance with the requirements of any applicable law, rule or regulation of any applicable governing agency or stock exchange.  Furthermore, the Board shall not revise or amend the Plan to increase the number of shares of Common Stock reserved and available for Awards under the Plan without the approval of the stockholders of the Company; for the avoidance of doubt, changes in the number of shares of Common Stock reserved and available for Awards under the Plan resulting from the operation of Section 8(a) of this Plan shall not require such stockholder approval.

SECTION 12.
PAYMENT OF WITHHOLDING TAX OBLIGATIONS

The Company is entitled to withhold and deduct from future compensation of the Participant (or from other amounts that may be due and owing to the Participant from the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all federal, foreign, state and local withholding tax requirements attributable to an Award, including, without limitation, the grant, vesting, or payment of dividends with respect to, an Award.

SECTION 13.
MISCELLANEOUS

(a)Governing Law.  The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware notwithstanding the conflicts of laws principles in any jurisdiction.

(b)Compliance with Section 409A.  Each Award issued under the Plan is intended to be exempt from Section 409A and will be interpreted accordingly.

(c)Successors and Assigns.  The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.

(d)Rights Reserved.  Nothing in the Plan shall confer upon any Eligible Director the right to continue as a director of the Company or affect any right that the Company or any Eligible Director may have to terminate the service of such Eligible Director.

(e)Rights As A Stockholder.  Except as otherwise provided by the express terms of the Plan, an Eligible Director shall not, by reason of any Award, have any rights as a stockholder of the Company until shares of Common Stock have been issued to such Eligible Director.

(f)Severability.  If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan not declared to be unlawful or invalid.  Any section or part of a section so declared to be unlawful or invalid shall, if possible, be construed in a manner that will give effect to the terms of such section or part of a section to the fullest extent possible while remaining lawful and valid.

(g)Section Headings.  The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

(h)Stockholder Approval; Effective Date of Plan.  This Plan must be approved by a majority of the votes cast at a duly held meeting of the stockholders of the Company at which a quorum representing a majority of the outstanding voting shares of Common Stock is, either in person or by proxy, present and voting on the Plan, such meeting to be held within twelve (12) months after the date this Plan was adopted by the Board.  If the stockholders of the Company fail to approve adoption of this Plan at such meeting, all Awards previously granted under this Plan shall immediately terminate and be forfeited.  This Plan shall be effective on the date of the Company’s stockholders meeting at which it is approved, if so approved.

(i)Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

(j)Duration of Plan.  The Plan will terminate at midnight on May 2, 2023, which is the tenth anniversary of the Plan’s initial adoption by the Board, and may be terminated prior to such time by Board action. No Award will be granted after termination of the Plan. Awards outstanding upon termination of the Plan may continue to be exercised or vest in accordance with their terms.